                                                                    Exhibit 1(7)

General By-Law

                                 BY-LAW NUMBER 1

                  A by-law relating generally to the conduct of the business and affairs of MIRABEAU RESOURCES LIMITED (hereinafter called the "Corporation")

                  IT IS HEREBY ENACTED as a by-law of the Corporation as follows:

                                  Division One

                                 INTERPRETATION

         1.1. In the by-laws of the Corporation, unless the context otherwise specifies or requires:

                  (a) "Act" means the BUSINESS CORPORATIONS ACT of Alberta, as from time to time amended and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

                  (b)      "appoint" includes "elect" and vice versa;

                  (c) "articles" means the articles of incorporation or continuance of the Corporation, as from time to time amended or restated;

                  (d) "board" means the board of directors of the Corporation;

                  (e) "business day" means a day which is not a non-business day;

                  (f) "by-laws means this by-law and all other by-laws of the Corporation from time to time in force and effect;

                  (g) "meeting of shareholders" includes an annual and a special meeting of shareholders;

                  (h) "non-business day" means Saturday, Sunday and any other day that is a holiday as from time to time defined in THE INTERPRETATION ACT (Alberta);

                  (i) "Regulations" means the regulations under the Act as published or from time to time amended and every regulation that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Regulations shall be read as references to the substituted provisions therefor in the new regulations;

                  (j) "signing officer" means, in relation to any instrument, any person authorized to sign the same on behalf of the Corporation by virtue of section 3.01 of this by-law or by a resolution passed pursuant thereto; and

                  (k) "special meeting of shareholders" means a meeting of any particular class or classes of shareholders and a meeting of all shareholders entitled to vote at an annual meeting of shareholders at which special business is to be transacted.

                                    Save as aforesaid, all terms which are
                  contained in the by-laws of the Corporation and which are defined in the Act or the Regulations shall, unless the context otherwise specifies or requires, have the meanings given to such terms in the Act or the Regulations. Words importing the singular number include the plural and vice versa; the masculine shall include the feminine; and the word "person" shall include an individual, partnership, association, body corporate, body politic, trustee, executor, administrator and legal representative.

                                    Headings used in the by-laws are inserted
                  for reference purposes only and are not to be considered or taken into account in construing the terms or provisions thereof or to be deemed in any way to clarify, modify or explain the effect of any such terms or provisions.

                                  Division Two

                             BANKING AND SECURITIES

         2.1.     BANKING ARRANGEMENTS

                  The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be designated by or under the authority of the board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of power as the board may from time to time prescribe or authorize.

         2.2.     VOTING RIGHTS IN OTHER BODIES CORPORATE

                  The signing officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of such voting certificates or evidence of the right to exercise such voting rights. In addition, the board, or failing the board the signing officers of the Corporation, may direct the manner in which and the person or persons by whom any particular voting rights or class of voting rights may or shall be exercised.

                                 Division Three

                            EXECUTION OF INSTRUMENTS

         3.1.     AUTHORIZED SIGNING OFFICERS

                  Unless otherwise authorized by the board, deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the Corporation by any two of the president, chairman of the board, managing director, any vice-president, any director, secretary, treasurer, any assistant secretary or any assistant treasurer or any other office created by by-law or by the board. In addition, the board may from time to time direct the manner in which and the person or persons by whom any particular instrument or class of instruments may or shall be signed. Any signing officer may affix the corporate seal to any instrument requiring the same, but no instrument is invalid merely because the corporate seal is not affixed thereto.

         3.2.     CHEQUES, DRAFTS AND NOTES

                  All cheques, drafts or orders for the payment of money and all notes and acceptances and bills of exchange shall be signed by such officer or officers or person or persons, whether or not officers of the Corporation, and in such manner as the board may from time to time designate by resolution.

                                  Division Four

                                    DIRECTORS

         4.1.     NUMBER

                  The board shall consist of such number of directors as is fixed by the articles, or where the articles specify a variable number, shall consist of such number of directors as is not less than the minimum nor more than the maximum number of directors provided in the articles and as shall be fixed from time to time by resolution of the shareholders.

         4.2.     ELECTION AND TERM

                  Subject to the articles or a unanimous shareholder agreement the election of directors shall take place at each annual meeting of shareholders and all of the directors then in office, unless elected for a longer period of time (not to exceed the close of the third (3rd) annual meeting of shareholders following election), shall retire but, if qualified, shall be eligible for re-election. The number of directors to be elected at any such meeting shall, subject to the articles or a unanimous shareholder agreement, be the number of directors then in office, or the number of directors whose terms of office expire at the meeting, as the case may be, except that if cumulative voting is not required by the articles and the articles otherwise permit, the shareholders may resolve to elect some other number of directors. Where the shareholders adopt an amendment to the articles to increase the number of minimum number of directors, the shareholders may, at the meeting at which they adopt the amendment, elect the additional number of directors authorized by the amendment. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected. If the articles provide for cumulative voting, each director elected by shareholders (but not directors elected or appointed by creditors or employees) ceases to hold office at the annual meeting and each shareholder entitled to vote at an election of directors has the right to cast a number of votes equal to the number of votes attached to the shares held by him multiplied by the number of directors he is entitled to vote for, and he may cast all such votes in favour of one candidate or distribute them among the candidates in any manner. If he has voted for more than one candidate without specifying the distribution among such candidates, he shall be deemed to have divided his votes equally among the candidates for whom he voted.

         4.3.     REMOVAL OF DIRECTORS

                  Subject to the Act and the articles, the shareholders may by ordinary resolution passed at a special meeting remove any director from office, except a director elected by employees or creditors pursuant to the articles or a unanimous shareholder agreement, and the vacancy created by such removal may be filled at the same meeting, failing which it may be filled by the board. Provided, however, that if the articles provide for cumulative voting, no director shall be removed pursuant to this section where the votes cast against the resolution for his removal would, if cumulatively voted at an election of the full board, be sufficient to elect one or more directors.

         4.4.     CONSENT

                  A person who is elected or appointed a director is not a director unless:

                  (a) he was present at the meeting when he was elected or appointed and did not refuse to act as a director, or

                  (b) if he was not present at the meeting when he was elected or appointed:

                           (i) he consented in writing to act as a director before his election or appointment or within ten (10) days after it, or

                           (ii) he has acted as a director pursuant to the election or appointment.

         4.5.     VACATION OF OFFICE

                  A director of the Corporation ceases to hold office when:

                  (a)      he dies or resigns;

                  (b) he is removed in accordance with section 104 of the Act; or

                  (c) he becomes disqualified under subsection 100(1) of the Act.

         4.6.     COMMITTEE OF DIRECTORS

                  The directors may appoint from among their number a managing director, who must be a resident Albertan, or a committee of directors, however designated, of which at least half of the members must be resident Albertans, and subject to section 110 of the Act may delegate to the managing director or such committee any of the powers of the directors. A committee may be comprised of one director.

         4.7.     TRANSACTION OF BUSINESS OF COMMITTEE

                  Subject to the provisions of this by-law with respect to participation in a meeting by telephone, the powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all of the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee. Meetings of such committee may be held at any place in or outside Alberta and may be called by any one member of the committee giving notice in accordance with the by-laws governing the calling of meetings of the board.

         4.8.     PROCEDURE

                  Unless otherwise determined herein or by the board, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

         4.9.     REMUNERATION AND EXPENSES

                  Subject to any unanimous shareholder agreement, the directors shall be paid such remuneration for their services as the board may from time to time determine. The directors shall also be entitled to be reimbursed for traveling and other expenses properly incurred by them in attending meetings of the board or any committee thereof. Nothing herein contained shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor.

         4.10.    VACANCIES

                  Subject to the Act, a quorum of the board may fill a vacancy among the directors, except a vacancy resulting from an increase in the number or minimum number of directors or from a failure to elect the number or minimum number of directors required by the articles. If there is not a quorum of directors, or if there has been a failure to elect the number or minimum number of directors required by the articles, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

         4.11.    ACTION BY THE BOARD

                  Subject to any unanimous shareholder agreement, the board shall manage the business and affairs of the Corporation. Notwithstanding a vacancy among the directors, a quorum of directors may exercise all the powers of the directors. If the Corporation has only one director, that director may constitute a meeting.

                                  Division Five

                              MEETING OF DIRECTORS

         5.1.     PLACE OF MEETING

                  Meetings of the board may be held at any place within or outside Alberta.

         5.2.     NOTICE OF MEETING

                  Unless the directors have made regulations otherwise, meetings of the board may be summoned on twenty-four (24) hours' notice, given verbally or in writing, and whether by means of telephone or telegraph, or any other means of communication. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified, including any proposal to:

                  (a) submit to the shareholders any question or matter requiring approval of the shareholders;

                  (b) fill a vacancy among the directors or in the office of auditor;

                  (c) issue securities, except in the manner and on the terms authorized by the directors;

                  (d)      declare dividends;

                  (e) purchase, redeem or otherwise acquire shares issued by the Corporation, except in the manner and on the terms authorized by the directors;

                  (f)      pay a commission for the sale of shares;

                  (g)      approve a management proxy circular;

                  (h) approve any financial statements to be placed before the shareholders at an annual meeting; or

                  (i)      adopt, amend or repeal by-laws.

                                    Provided, however, that a director may in
                  any manner, and either before or after the meeting, waive notice of a meeting and attendance of a director at a meeting of directors shall constitute a waiver of notice of the meeting except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

                                    For the first meeting of the board to be
                  held immediately following an election of directors no notice of such meeting shall be necessary, and for a meeting of the board at which a director is to be appointed to fill a vacancy in the board, no notice of such meeting shall be necessary to the newly elected or appointed director or directors in order to legally constitute the meeting, provided, in each case, that a quorum of the directors is present.

         5.3.     ADJOURNED MEETING

                  Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

         5.4.     CALLING OF THE MEETINGS

                  Meetings of the board shall be held from time to time at such time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine. Should more than one of the above-named call a meeting at or for substantially the same time, there shall be held only one meeting and such meeting shall occur at the time and place determined by, in order of priority, the board, any two directors, the chairman, or the president.

         5.5.     REGULAR MEETINGS

                  The board may, from time to time, appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, and forthwith to each director subsequently elected or appointed, but no other notice shall be required for any such regular meeting except where the Act or this by-law requires the purpose thereof or the business to be transacted thereat to be specified.

         5.6.     CHAIRMAN

                  The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director or president. If so such officer is present, the directors present shall choose one of their number to be chairman.

         5.7.     QUORUM

                  Subject to the following section 5.8, the quorum for the transaction of business at any meeting of the board shall consist of a majority of the directors holding office or such greater number of directors as the board may from time to time determine.

         5.8.     HALF ALBERTAN REPRESENTATION AT MEETINGS

                  Directors shall not transact business at a meeting of directors unless at least half of the directors present are resident Albertans. Notwithstanding the foregoing, directors may transact business at a meeting of directors when less than half of the directors present are resident Albertans if:

                  (a) a resident Albertan director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

                  (b) the number of resident Albertan directors present at the meeting, together with any resident Albertan director who gives his approval under clause (a), totals at least half of the directors present at the meeting.

         5.9.     VOTING

                  Questions arising at any meeting of the board shall be decided by a majority of votes, the chairman of the meeting shall be entitled to vote and the chairman shall not have a second or casting vote in the event of an equality of votes.

         5.10.    MEETING BY TELEPHONE

                  A director may participate in a meeting of the board or a committee of the board by means of such telephone or other communication facilities, as permit all persons participating in the meeting to hear each other, and a director participating in such meeting by such means is deemed to be present at the meeting.

         5.11.    RESOLUTION IN LIEU OF MEETING

                  Notwithstanding any of the foregoing provisions of this by-law, a resolution in writing signed by all the directors entitled to vote on that resolution at a meeting of the directors or a committee of directors is as valid as if it has been passed at a meeting of the directors or a committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed and may be signed in counterpart.

         5.12.    AMENDMENTS TO THE ACT

                  It is hereby affirmed that the intention of sections 4.6, 5.8 and 7.3 as they relate to Albertan representation is to comply with the minimum requirements of the Act and in the event that such minimum requirements shall be amended, deleted or replaced such that no, or lesser, requirements with respect to Albertan representation are then in force, such sections shall be correspondingly amended, deleted or replaced.

                                  Division Six

                  PROTECTION OF DIRECTORS, OFFICERS AND OTHERS

         6.1.     CONFLICT OF INTEREST

                  A director of officer shall not be disqualified from his office, or be required to vacate his office, by reason only that he is a party to, or is a director or officer or has a material interest in any person who is a party to, a material contract or proposed material contract with the Corporation or a subsidiary thereof. Such a director of officer shall, however, disclose the nature and extent of his interest in the contract at the time and in the manner provided by the Act. Subject to the provisions of the Act, a director shall not by reason only of his office be accountable to the Corporation or to its shareholders for any profit or gain realized from such a contract or transaction, and such contract or transaction shall not be void or voidable by reason only of the director's interest therein, provided that the required declaration and disclosure of interest is properly made, the contract or transaction is approved by the directors or shareholders, if necessary, and it was fair and reasonable to the Corporation at the time it was approved and, if required by the Act, the director refrains from voting as a director on the contract or transaction.

         6.2.     LIMITATION OF LIABILITY

                  Every director and officer of the Corporation in exercising his powers and discharging his duties shall act honestly and in good faith with a view to the best interests of the Corporation and shall exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director of officer for the time being of the Corporation shall be liable for the acts, neglects or defaults of any other director or officer or employee or for joining in any act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired by the Corporation or for or on behalf of the Corporation or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Corporation shall be placed out or invested or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Corporation or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the moneys, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which may happen in the execution of the duties of his respective office or trust or in relation thereto; provided that nothing herein shall relieve any director of officer from the duty to act in accordance with the Act and the Regulations thereunder or from liability for any breach thereof. The directors for the time being of the Corporation shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Corporation, except such as shall have been submitted to and authorized or approved by the board.

                  No act or proceeding of any director or officer or the board shall be deemed invalid or ineffective by reason of the subsequent ascertainment of any irregularity in regard to such act or proceeding or the election, appointment or qualification of such director or officer or board.

         6.3.     INDEMNITY

                  Subject to section 119 of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation or a person who acts or acted at the Corporation's request as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if:

                  (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

                  The Corporation shall also indemnify such persons in such other circumstances as the Act permits or requires. Nothing herein contained shall limit the right of any person entitled to indemnity to claim indemnity apart from the provisions of this section 6.3.

         6.4.     INSURANCE

                  The Corporation may purchase and maintain insurance for the benefit of any person referred to in section 6.3 against any liability incurred by him:

                  (a) in his capacity as a director or officer of the Corporation, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the Corporation; or

                  (b) in his capacity as a director or officer of another body corporate where he acts or acted in that capacity at the Corporation's request, except where the liability relates to his failure to act honestly and in good faith with a view to the best interests of the body corporate.

                                 Division Seven

                                    OFFICERS

         7.1.     ELECTION OR APPOINTMENT

                  Subject to any unanimous shareholder agreement, the board may, from time to time, appoint a chairman of the board, a president, one or more vice-presidents, a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Except for a managing director and a chairman of the board who must be directors, an officer may, but need not, be a director, and one person may hold more than one office.

         7.2.     CHAIRMAN OF THE BOARD

                  The chairman of the board shall, when present, preside at all meetings of the board, committees of directors and at all meetings of shareholders.

                  If no managing director is appointed, the board may assign to the chairman of the board any of the powers and duties that, by any provision of this by-law, are assigned to the managing director; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the managing director, if any, or by the president.

         7.3.     MANAGING DIRECTOR

                  The managing director, if any, shall be a resident Albertan and shall have, subject to the authority of the board, general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify.

         7.4.     PRESIDENT

                  The president shall subject to the authority of the board and the managing director, if any, have such powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and duties of that office; provided, however, that unless he is a director he shall not preside as chairman at any meeting of directors or of a committee of directors.

         7.5.     VICE PRESIDENT

                  During the absence or disability of the president, his duties shall be performed and his powers exercised by the vice-president or, if there is more than one, by the vice-president designated from time to time by the board or the president; provided, however, that a vice-president who is not a director shall not preside as chairman at any meeting of directors or of a committee of directors. A vice-president shall have such other powers and duties as the board or the president may prescribe.

         7.6.     SECRETARY

                  The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and instruments belonging to the Corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executive officer may specify.

         7.7.     TREASURER

                  The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the disbursement of the funds of the Corporation; he shall render to the board whenever required an account of all his transactions and he shall have such other powers and duties as the board or chief executive officer, if any, or the president may specify.

         7.8.     GENERAL MANAGER OR MANAGER

                  If elected or appointed, the general manager shall have, subject to the authority of the board, the managing director, if any, the chief executive officer, if any, and the president, full power to manage and direct the business and affairs of the Corporation (except such matters and duties as by law must be transacted or performed by the board and/or by the shareholders) and to employ and discharge agents and employees of the Corporation and may delegate to him or them any lesser authority. A general manager or manager shall conform to all lawful orders given to him by the board and shall at all reasonable times give to the directors or any of them all information they may require regarding the affairs of the Corporation. Any agent or employee appointed by a general manager or manager shall be subject to discharge by the board.

         7.9.     POWERS AND DUTIES OF OTHER OFFICERS

                  The powers and duties of all other officers shall be such as the terms of their engagement call or as the board, the managing director, if any, or the chief executive officer, if any, or the president may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer, if any, or the president otherwise directs.

         7.10.    VARIATION OF POWERS AND DUTIES

                  The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

         7.11.    VACANCIES

                  If the office of any officer of the Corporation shall be or become vacant by reason of death, resignation, disqualification or otherwise, the directors by resolution may appoint a person to fill such vacancy.

         7.12.    REMUNERATION AND REMOVAL

                  The remuneration of all officers appointed by the board shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, shall be subject to removal by resolution of the board at any time, with or without cause, notwithstanding any agreement to the contrary, provided however that this right of removal shall not limit in any way such officer's right to damages by virtue of such agreement or any other rights resulting from such removal in law or equity.

         7.13.    AGENTS AND ATTORNEYS

                  The Corporation, by or under the authority of the board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside Canada with such powers (including the power to sub-delegate) of management, administration or otherwise as may be thought fit.

         7.14.    CONFLICT OF INTEREST

                  An officer shall disclose his interest in any material contract or proposed material contract with the Corporation in accordance with section 6.1.

         7.15.    FIDELITY BONDS

                  The board may require such officers, employees and agents of the Corporation as the board deems advisable to furnish bonds for the faithful discharge of their powers and duties, in such forms and with such surety as the board may from time to time determine.

                                 Division Eight

                             SHAREHOLDERS' MEETINGS

         8.1.     ANNUAL MEETINGS

                  Subject to the Act, the annual meeting of shareholders shall be held at such time and on such day in each year and at such place or places as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors if required by the Act or the articles, and for the transaction of such other business as may properly be brought before the meeting.

         8.2.     SPECIAL MEETING

                  The board shall have the power to call a special meeting of shareholders at any time.

         8.3.     PLACE OF MEETINGS

                  Meetings of shareholders shall be held as provided for in the Articles or failing any reference in the Articles at such place in Alberta as the directors may determine.

         8.4.     RECORD DATE FOR NOTICE

                  The board may fix in advance a date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, as a record date for the determination of shareholders entitled to notice of the meeting. If no record date is fixed, the record date for the determination of the shareholders entitled to receive notice of the meeting shall be the close of business on the date immediately preceding the day on which the notice is given or, if no notice is given, the day on which the meeting is held.

         8.5.     NOTICE OF MEETING

                  Notice of the time and place of each meeting of shareholders shall be sent not less than twenty-one (21) days and not more than fifty (50) days before the meeting to each shareholder entitled to vote at the meeting, each director and the auditor of the Corporation. Such notice may be sent by mail addressed to, or may be delivered personally to, the shareholder, at his latest address as shown in the records of the Corporation or its transfer agent, to the director, at his latest address as shown in the records of the Corporation or in the last notice filed pursuant to section 101 or 108 of the Act, or to the auditor, at his most recent address as shown in the records of the Corporation. A notice of meeting of shareholders sent by mail to a shareholder, director or auditor in accordance with the above is deemed to be served on the day on which it was deposited in the mail. A notice of a meeting is not required to be sent to shareholders who are not registered on the records of the Corporation or its transfer agent on the record date as determined according to section 8.4 hereof. Notice of a meeting of shareholders at which special business is to be transacted shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgment thereon and shall state the text of any special resolution to be submitted to the meeting. A special meeting and an annual meeting may be convened by one and the same notice and it shall be no objection to the notice that it only convenes the second meeting contingently on any resolution being passed by the requisite majority at the first meeting.

         8.6.     RIGHT TO VOTE

                  Subject to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the Corporation has prepared the list referred to in section
8.7 hereof, every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except to the extent that such person has transferred any of his shares after the record date set pursuant to section 8.4 hereof or, if no record date is fixed, after the date on which the list referred to in section 8.7 is prepared, and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise establishing that he owns such shares, demands not later than ten (10) days before the meeting that his name be included to vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of a meeting of shareholders, every person shall be entitled to vote at the meeting who at the close of business on the record date, or if no record date is set, at the close of business on the date preceding the date notice is sent, is entered in the securities' register as the holder of one or more shares carrying the right to vote at such meeting.

         8.7.     LIST OF SHAREHOLDERS ENTITLED TO NOTICE

                  In the event the Corporation has greater than fifteen (15) shareholders entitled to vote at a meeting, for every meeting of shareholders the Corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order, and showing the number of shares held by each shareholder. If a record date for the meeting is fixed pursuant to section 8.4 hereof by the board, the shareholders listed shall be those registered at the close of business on the record date. If no record date is fixed by the board, the shareholders listed shall be those listed at the close of business on the last business day immediately preceding the day on which notice of a meeting is given, or where no such notice is given, the day on which the meeting is held. The list shall be available for examination by any shareholder during usual business hours at the registered office of the Corporation or at the place where its central securities' register is maintained and at the place where the meeting is held.

         8.8.     MEETINGS WITHOUT NOTICE

                  A meeting of shareholders may be held without notice at any time and place permitted by the Act:

                  (a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held; and

                  (b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

                  At such meetings any business may be transacted which the Corporation at a meeting of shareholders may transact. If the meeting is held at a place outside Canada, shareholders not present or represented by proxy, but who have waived notice of or otherwise consented to such meeting, shall also be deemed to have consented to a meeting being held at such place.

         8.9.     WAIVER OF NOTICE

                  A shareholder and any other person entitled to attend a meeting of shareholders may in any manner waive notice of a meeting of shareholders and attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

         8.10.    CHAIRMAN, SECRETARY AND SCRUTINEERS

                  The chairman of the board or, in his absence, the president, if such an officer has been elected or appointed and is present, or otherwise a vice-president who is a shareholder of the Corporation shall be chairman of any meeting of shareholders. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, or declines to be chairman of the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the Corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

         8.11.    PERSONS ENTITLED TO BE PRESENT

                  The only persons entitled to be present at a meeting of shareholders shall be those entitled to vote thereat, the directors and auditors of the Corporation and others who, although not entitled to vote, are entitled or required under any provision of the Act or the articles or by-laws to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

         8.12.    QUORUM

                  A quorum at any meeting of shareholders (unless a greater number of persons are required to be present or a greater number of shares are required to be represented by the Act or by the articles or by any other by-law) shall be persons present not being less than two (2) in number and holding or representing not less than five (5%) percent of the shares entitled to be voted at the meeting. If a quorum is present at the opening of any meeting of shareholders, the shareholders present or represented may proceed with the business of the meeting notwithstanding that a quorum is not present throughout the meeting. If a quorum is not present at the opening of the meeting of shareholders, the shareholders present or represented may adjourn the meeting to a fixed time and place but may not transact any other business.

         8.13.    PARTICIPATION IN MEETING BY TELEPHONE

                  A shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other telecommunication facilities that permit all persons participating in the meeting to hear each other and a person participating in such a meeting by those means is deemed to be present at the meeting.

         8.14.    PROXYHOLDERS AND REPRESENTATIVES

                  Votes at meetings of the shareholders may be given either personally or by proxy; or, in the case of a shareholder who is a body corporate or association, by an individual authorized by a resolution of the board or governing body of the body corporate or association to represent it at a meeting of shareholders of the Corporation, upon producing a certified copy of such resolution or otherwise establishing his authority to vote to the satisfaction of the secretary or the chairman.

                  A proxy shall be executed by the shareholder or his attorney authorized in writing and is valid only at the meeting in respect of which it is given or any adjournment of that meeting. A person appointed by proxy need not be a shareholder.

         8.15.    TIME FOR DEPOSIT OF PROXIES

                  The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of Saturdays and holidays, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, if no such time having been specified in such notice, it has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

         8.16.    JOINT SHAREHOLDERS

                  If two or more persons hold shares jointly, any one of them present in person or duly represented at a meeting of shareholders may, in the absence of the other or others, vote the shares; but if two or more of those persons are present in person or represented and vote, they shall vote as one of the shares jointly held by them.

         8.17.    VOTES TO GOVERN

                  Except as otherwise required by the Act, all questions proposed for the consideration of shareholders at a meeting of shareholders shall be determined by a majority of the votes cast and in the event of an equality of votes at any meeting of shareholders either upon a show of hands or upon a ballot, the chairman shall not have a second or casting vote.

         8.18.    SHOW OF HANDS

                  Subject to the Act, any question at a meeting of shareholders shall be decided by a show of hands, unless a ballot thereon is required or demanded as hereinafter provided. Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number of the votes recorded in favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of shareholders upon the said question.

         8.19.    BALLOTS

                  On any question proposed for consideration at a meeting of shareholders, a shareholder, proxyholder or other person entitled to vote may demand and the chairman may require that a ballot be taken either before or upon the declaration of the result of any vote by show of hands. If a ballot is demanded on the election of a chairman or on the question of an adjournment it shall be taken forthwith without an adjournment. A ballot demanded or required on any other question be taken in such manner as the chairman shall direct. A demand or requirement for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares that he is entitled to vote at the meeting upon the question, to the number of votes as provided for by the articles or, in the absence of such provision in the articles, to one vote for each share he is entitled to vote. The result of the ballot so taken shall be the decision of the shareholders upon the question. The demand or requirement for a ballot shall not prevent the continuance of a meeting for the transaction of any business other than the question on which the ballot has been demanded or required.

         8.20.    ADJOURNMENT

                  The chairman at a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjourned meeting, other than by announcement at the time of the adjournment. Subject to the Act, if a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given in the same manner as notice for an original meeting but, unless the meeting is adjourned by one or more adjournments for an aggregate of more than ninety (90) days, subsection 143(1) of the Act does not apply

         8.21.    RESOLUTION IN LIEU OF A MEETING

                  A resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and a resolution in writing dealing with all matters required to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at such meeting, satisfies all the requirements of the Act relating to meetings of shareholders. A copy of every such resolution in writing shall be kept with minutes of the meetings of shareholders. Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed and may be signed in counterpart.

         8.22.    ONLY ONE SHAREHOLDER

                  Where the Corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or duly represented constitutes a meeting.

                                  Division Nine

                                     SHARES

         9.1.     NON-RECOGNITION OF TRUSTS

                  Subject to the Act, the Corporation may treat the registered holder of any share as the person exclusively entitled to vote, to receive notices, to receive any dividend or other payment in respect of the share, and otherwise to exercise all the rights and powers of an owner of the share.

         9.2.     CERTIFICATES

                  The shareholder is entitled at his option to a share certificate that complies with the Act or a non-transferable written acknowledgment of his right to obtain a share certificate from the Corporation in respect of the securities of the Corporation held by him. Share certificates and acknowledgments of a shareholder's right to a share certificate, respectively, shall be in such form as described by the Act and as the board shall from time to time approve. A share certificate shall be signed manually by at least one director officer of the Corporation or by or on behalf of a registrar, transfer agent or branch transfer agent of the Corporation, or by a trustee who certifies it in accordance with a trust indenture, and any additional signatures required on the share certificate may be printed or otherwise mechanically reproduced on it.

         9.3.     REPLACEMENT OF SHARE CERTIFICATES

                  The board or any officer or agent designated by the board may in its or his discretion direct the issuance of a new share certificate or other such certificate in lieu of and upon cancellation of a certificate that has been mutilated or in substitution for a certificate claimed to have been lost, destroyed or wrongfully taken on payment of such reasonable fee and on such terms as to indemnity, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

         9.4.     JOINT HOLDERS

                  The Corporation is not required to issue more than one share certificate in respect of shares held jointly by several persons, and delivery of a certificate to one of several joint holders is sufficient delivery to all. Any one of such holders may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such certificate.

                                  Division Ten

                             TRANSFER OF SECURITIES

         10.1.    REGISTRATION OF TRANSFER

                  If a share in registered form is presented for registration of transfer, the Corporation shall register the transfer if:

                  (a) the share is endorsed by an appropriate person, as defined in section 61 of the Act;

                  (b) reasonable assurance is given that the endorsement is genuine and effective;

                  (c) the Corporation has no duty to inquire into adverse claims or has discharged any such duty;

                  (d) any applicable law relating to the collection of taxes has been complied with;

                  (e) the transfer is rightful or is to a bona fide purchaser; and

                  (f)      the transfer fee, if any, has been paid.

         10.2.    TRANSFER AGENTS AND REGISTRAR

                  The board may from time to time by resolution appoint or remove one or more trust companies registered under the Trust Companies Act as its agent or agents to maintain a central securities' register or registers, and an agent or agents to maintain a branch securities' register or registers. Agents so appointed may be designated as transfer agent or registrar according to their functions, and a person may be appointed and designated with functions as both registrar and transfer or branch transfer agent. Registration of the issuance or transfer of a security in the central securities' register or in a branch securities' register is complete and valid registration for all purposes.

         10.3.    SECURITIES' REGISTERS

                  A central securities' register of the Corporation shall be kept at its registered office or at any other place in Alberta designated by the board to record the shares and other securities issued by the Corporation in registered form, showing with respect to each class or series of shares and other securities:

                  (a) The names, alphabetically arranged, and the latest known address of each person who is or has been a holder;

                  (b) the number of shares or other securities held by each holder; and

                  (c) the date and particulars of the issuance and transfer of each share or other security.

                  A branch securities' register or registers may be kept either in or outside Alberta at such place or places as the directors may determine. A branch securities' register shall only contain particulars of securities issued or transferred at that branch. Particulars of each issue or transfer of a security registered in a branch securities' register shall also be kept in the corresponding central securities' register.

         10.4.    DECEASED SHAREHOLDERS

                  In the event of the death of a holder, or of one of the joint holders, of any share, the Corporation shall not be required to make any entry in the securities' register in respect thereof or to make any dividend or other payments in respect thereof except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the Corporation and its transfer agents.

                                 Division Eleven

                              DIVIDENDS AND RIGHTS

         11.1.    DIVIDENDS

                  Subject to the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interest in the Corporation. Dividends may be paid in money or property or by issuing fully paid shares of the Corporation.

         11.2.    DIVIDEND CHEQUES

                  A dividend payable in money shall be paid by cheque to the order of each registered holder of shares of the class or series in respect of which it has been declared and shall be mailed by prepaid ordinary mail to such registered holder at his address recorded in the Corporation's securities' register or registers unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforesaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold.

         11.3.    NON-RECEIPT OF CHEQUES

                  In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

         11.4.    UNCLAIMED DIVIDENDS

                  No dividend shall bear interest against the Corporation. Any dividend unclaimed after a period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the Corporation.

         11.5.    RECORD DATE FOR DIVIDENDS AND RIGHTS

                  The board may fix in advance a date, preceding by not more than fifty (50) days the date for the payment of any dividend, as a record date for the determination of the persons entitled to receive payment of such dividend, provided that, unless waived as provided for in the Act, notice of any such record date is given, not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act and by written notice to each stock exchange in Canada, if any, on which the Corporation's shares are listed for trading. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend shall be at the close of business on the day on which the resolution relating to such dividend is passed by the board.

                                 Division Twelve

                      INFORMATION AVAILABLE TO SHAREHOLDERS

         12.1.    CONFIDENTIAL INFORMATION

                  Except as provided by the Act, no shareholder shall be entitled to obtain information respecting any details or conduct of the Corporation's business which in the opinion of the directors it would be inexpedient in the interests of the Corporation to communicate to the public.

         12.2.    CONDITIONS OF ACCESS TO INFORMATION

                  The directors may from time to time, subject to rights conferred by the Act, determine whether and to what extent and at what time and place and under what conditions or regulations the documents, books and registers and accounting records of the Corporate or any of them shall be open to the inspection of shareholders and no shareholder shall have any right to inspect any document or book or register or account record of the Corporation except as conferred by statute or authorized by the board or by a resolution of the shareholders.

         12.3.    REGISTERED OFFICE AND SEPARATE RECORDS OFFICE

                  The registered office of the Corporation shall be at a place within Alberta and at such location therein as the board may from time to time determine. The records office will be at the registered office or at such location, if any, within Alberta, as the board may from time to time determine.

                                Division Thirteen

                                     NOTICES

         13.1.    METHOD OF GIVING NOTICES

                  A notice or document required by the Act, the Regulations, the articles or the by-laws to be sent to a shareholder or director of the Corporation may be sent by prepaid mail addressed to, or may be delivered personally to:

                  (a) the shareholder at his latest address as shown in the records of the Corporation or its transfer agent; and

                  (b) the director at his latest address as shown in the records of the Corporation or in the last notice filed under section 101 or 108.

                  A notice or document sent by mail in accordance with the foregoing to a shareholder or director of the Corporation is deemed to be received by him at the time it would be delivered in the ordinary course of mail unless there are reasonable grounds for believing that the shareholder or director did not receive the notice or document at the time or at all.

         13.2.    NOTICE TO JOINT SHAREHOLDERS

                  If two or more persons are registered as joint holders of any share, any notice may be addressed to all of such joint holders but notice addressed to one of such persons shall be sufficient notice to all of them.

         13.3.    PERSONS ENTITLED BY DEATH OR OPERATION OF LAW

                  Every person who, by operation of law, transfer, death of a shareholder or any other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities' register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

         13.4.    NON-RECEIPT OF NOTICES

                  If a notice of document is sent to a shareholder in accordance with section 13.1 and the notice or document is returned on three (3) consecutive occasions because the shareholder cannot be found, the Corporation is not required to send any further notice or documents to the shareholder until he informs the Corporation in writing of his new address; provided always, that in the event of the return of a notice of a shareholders' meeting mailed to a shareholder in accordance with section 13.1 of this by-law the notice shall be deemed to be received by the shareholder on the date deposited in the mail notwithstanding its return.

         13.5.    OMISSIONS AND ERRORS

                  Subject to the Act, the accidental omission to give any notice to any shareholder, director, officer, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

         13.6.    SIGNATURE ON NOTICES

                  Unless otherwise specifically provided, the signature of any director or officer of the Corporation to any notice or document to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

         13.7.    WAIVER OF NOTICE

                  If a notice or document is required by the Act or the Regulations, the articles, the by-laws or otherwise to be sent, the sending of the notice or document may be waived or the time for the notice or document may be waived or abridged at any time with the consent in writing of the person entitled to receive it.

                                Division Fourteen

                                  MISCELLANEOUS

         14.1.    DIRECTORS TO REQUIRE SURRENDER OF SHARE CERTIFICATES

                  The directors in office when a Certificate of Continuance is issued under the Act are hereby authorized to require the shareholders of the Corporation to surrender their share certificates, or such of their share certificates as the directors may determine, for the purpose of cancelling the share certificates and replacing them with new share certificates that comply with section 45 of the Act, in particular, replacing existing share certificates with share certificates that are not negotiable securities under the Act. The directors in office shall act by resolution under this section 14.1 and shall in their discretion decide the manner in which they shall require the surrender of existing share certificates and the time within which the shareholders must comply with the requirement and the form or forms of the share certificates to be issued in place of the existing share certificates. The directors may take such proceedings as they deem necessary to compel any shareholder to comply with a requirement to surrender his share certificate or certificates pursuant to this section. Notwithstanding any other provision of this by-law, but subject to the Act, the directors may refuse to register the transfer of shares represented by a share certificate that has not been surrendered pursuant to a requirement under this section.

         14.2.    FINANCIAL ASSISTANCE TO SHAREHOLDERS, EMPLOYEES AND OTHERS

                  The Corporation may give financial assistance by means of a loan, guarantee or otherwise:

                  (a) to any person in the ordinary course of business if the lending of money is part of the ordinary business of the Corporation;

                  (b) to any person on account of expenditures incurred or to be incurred on behalf of the Corporation;

                  (c) to a holding body corporate if the Corporation is a wholly owned subsidiary of the holding body corporate;

                  (d)      to a subsidiary body corporate of the Corporation; or

                  (e) to employees of the Corporation or any of its affiliates:

                           (i) to enable or assist them to purchase or erect living accommodation for their own occupation; or

                           (ii) in accordance with the plan for the purchase of shares of the Corporation or any of its affiliates to be held by a trustee;

                  and, subject to the Act:

                  (f) to a shareholder or director of the Corporation or of an affiliated corporation;

                  (g) to an associate of a shareholder or of a director of the Corporation or of an affiliated corporation; or

                  (h) to any person for the purpose of or in connection with a purchase of a share issued or to be issued by the Corporation or an affiliated corporation.

         14.3.    SEVERABILITY

                  The invalidity or enforceability of any provision of this by-law shall not affect the validity or enforceability of the remaining provisions of this by-law.

         14.4.    REPEAL OF ARTICLES OF ASSOCIATION

                  Notwithstanding that the Articles of Association of the Corporation under The Companies Act of Alberta are repealed as of the coming into force of this by-law, such repeal shall not affect the previous operation of any provision of the Articles of Association so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under, or the validity of any contract or agreement made pursuant to, any such provision of the Articles of Association prior to their repeal. All officers and persons acting under the Articles of Association so repealed shall continue to act as if appointed under the provisions of this by-law and all resolutions of the shareholders or board passed under the repealed Articles of Association shall continue as good and valid except to the extent inconsistent with this by-law or the Act and until amended or repealed.

                  MADE by the Board the 6th day of March A.D. 1987



                                              ----------------------------------
                                              President


                                              ----------------------------------
                                              Secretary

                  CONFIRMED by the Shareholders in accordance with the Business Corporation Act, the 6th day of March, A.D. 1987.



                                              ----------------------------------
                                              Secretary